EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma information presents financial data as of and for the three months ended March 31, 2004 for Commercial Capital after giving effect to the completion of the mergers of Hawthorne Financial into Commercial Capital and of Hawthorne Savings into Commercial Capital Bank.

The pro forma financial data give effect to the mergers under the purchase accounting method in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed combined consolidated financial statements combine the historical consolidated financial statements of Commercial Capital and Hawthorne Financial, giving effect to the mergers as if they had been effective on March 31, 2004, with respect to the unaudited pro forma condensed combined consolidated statement of financial condition, and as of January 1, 2004, with respect to the unaudited pro forma condensed combined consolidated statements of operations.

The following Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of Commercial Capital and the historical Consolidated Statements of Financial Condition of Hawthorne Financial, giving effect to the merger on March 31, 2004, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The following Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the three months ended March 31, 2004 combine the historical consolidated statements of operations of Commercial Capital and the historical statements of income of Hawthorne Financial giving effect to the merger as if the merger had become effective at March 31, 2004, using the purchase method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Commercial Capital incurred reorganization and restructuring expenses in connection with the mergers. The effect of the merger, reorganization and restructuring costs incurred by Commercial Capital in connection with the mergers have been reflected in the unaudited pro forma condensed combined consolidated statement of financial condition. The pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma financial information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout the periods presented. Commercial Capital has included in the pro forma condensed combined consolidated financial statements all the adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the historical periods.

Given the information regarding the mergers, the actual consolidated financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because, among other reasons, adjustments may need to be made to the unaudited historical financial data upon which such pro forma data are based.

COMMERCIAL CAPITAL BANCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF MARCH 31, 2004

(UNAUDITED)

	COMMERCIAL CAPITAL	HAWTHORNE FINANCIAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
	(Dollars in Thousands)
Assets
Cash and cash equivalents	$71,897	$18,939	$6,176	A	$97,012
Securities available-for-sale	506,782	371,287	—		878,069
Federal Home Loan Bank stock, at cost	48,475	36,621	—		85,096
Loans, net of unamortized deferred loan fees and costs	1,200,869	2,266,013	(29,818)	B	3,437,064
Less: Allowance for loan losses	(3,944)	(32,789)	—		(36,733)

Loans, net of allowance for loan losses	1,196,925	2,233,224	(29,818)		3,400,331
Loans held-for-sale	3,079	—	—		3,079
Premises and equipment, net	1,784	4,988	1,973	C	8,745
Accrued interest receivable	7,626	10,123	—		17,749
Goodwill	13,035	22,970	320,108	D	356,113
Other intangible assets	—	872	5,494	E	6,366
Bank-owned life insurance	18,130	26,615	—		44,745
Other assets	91,923	19,334	22,407	F	133,664

Total assets	$1,959,656	$2,744,973	$326,340		$5,030,969

Liabilities and stockholders’ equity
Deposits
Non-interest-bearing demand	$35,959	$51,089	$—		$87,048
Interest-bearing:
Demand deposit accounts	1,084	88,145	—		89,229
Money market accounts	441,595	508,923	—		950,518
Savings accounts	3,105	74,421	—		77,526
Certificates of deposits	254,557	1,034,454	3,444	G	1,292,455

Total deposits	736,300	1,757,032	3,444		2,496,776
Securities sold under agreements to repurchase	58,502	—	—		58,502
Advances from Federal Home Loan Bank	970,477	722,888	16,081	H	1,709,446
Warehouse line of credit	2,100	—	—		2,100
Junior Subordinated Debentures	64,435	52,600	3,902	I	120,937
Accrued interest payable and other liabilities	14,082	20,907	22,177	J	57,166

Total liabilities	1,845,896	2,553,427	45,604		4,444,927

Stockholders’ equity
Common stock	30	139	(139)	K	53
			23	L
Treasury stock, at cost	—	(31,871)	31,871	K	—
Additional paid-in capital	74,423	84,642	(84,642)	K	546,682
			472,259	L

Deferred compensation	(321)	—			(321)
Retained earnings	37,514	138,372	(138,372)	K	37,514
Accumulated other comprehensive gain	2,114	264	(264)	K	2,114

Total stockholders’ equity	113,760	191,546	280,736		586,042

Total liabilities and stockholders’ equity	$1,959,656	$2,744,973	$326,340		$5,030,969

COMMERCIAL CAPITAL BANCORP, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2004

(UNAUDITED)

	COMMERCIAL CAPITAL	HAWTHORNE FINANCIAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
	(Dollars in Thousands, except per share data)
Interest income on:
Loans	$15,041	$30,405	$4,473	B	$49,919
Securities	6,170	3,367	—		9,537
FHLB stock, federal funds sold and other	419	370	—		789

Total interest income	21,630	34,142	4,473		60,245

Interest expense on:
Deposits	3,088	7,617	(1,234)	G	9,471
Advances from Federal Home Loan Bank	3,895	4,835	30	H	8,760
Warehouse line of credit	51	—	—		51
Junior Subordinated Debentures	638	758	(260)	I	1,136
Securities sold under agreements to repurchase	156	—	—		156

Total interest expense	7,828	13,210	(1,464)		19,574

Net interest income	13,802	20,932	5,937		40,671
Provision for loan losses	—	—	—		—

Net interest income after provision for loan losses	13,802	20,932	5,937		40,671

Noninterest income
Gain on sale of loans	138	6	—		144
Mortgage banking fees	112	—	—		112
Banking and servicing fees	437	1,373	—		1,810
Other	238	393	—		631
Gain (loss) on sale of securities	893	(37)	—		856

	1,818	1,735	—		3,553

Noninterest expenses
Compensation and benefits	2,239	6,330	—		8,569
Occupancy and equipment	361	1,347	10	C	1,718
Professional	217	405	—		622
Data processing	131	501	—		632
Other	1,091	4,610	199	E	5,900

	4,039	13,193	209		17,441

Income before income tax expense	11,581	9,474	5,728		26,783
Income tax expense	4,480	4,699	2,409	M	11,588

Net income	$7,101	$4,775	$3,319		$15,195

Basic earnings per share	$0.24				$0.28
Diluted earnings per share	0.22				0.27
Basic average common shares outstanding	30,018,996		23,484,930	N	53,503,926
Diluted average common shares outstanding	32,215,530		24,960,857	N	57,176,387

COMMERCIAL CAPITAL BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

Commercial Capital’s acquisition of Hawthorne Financial and the merger of Hawthorne Savings into Commercial Capital Bank were completed after the close of business on June 4, 2004. Therefore, Commercial Capital’s historical financial statements as of and for the three months ended March 31, 2004 do not include the financial position and results of Hawthorne Financial and its subsidiaries.

The unaudited pro forma condensed combined consolidated statement of operations for the three months ended March 31, 2004 is presented as if the mergers occurred at January 1, 2004. The unaudited pro forma combined condensed consolidated statement of financial condition as of March 31, 2004 is presented as if the mergers occurred as of that date. This information is not intended to reflect the actual results that would have been achieved had the mergers actually occurred at those dates.

Certain historical data of Hawthorne Financial have been reclassified on a pro forma basis to conform to Commercial Capital’s classifications.

Note 2: Purchase Price

The merger agreement provides that each share of Hawthorne Financial common stock will be exchanged for 1.9333 shares of Commercial Capital common stock. In addition, vested options and warrants to purchase Hawthorne Financial common stock outstanding on the merger date were assumed by Commercial Capital and the estimated fair value of these options and warrants are included in the pro forma purchase price. Pursuant to Hawthorne Financial’s stock option plan, all unvested options vested just prior to the effective time of the merger. As a result, the purchase price calculation assumes that 306,920 unvested options were vested and exercised for common stock of Hawthorne Financial just prior to the effective time of the merger.

Based on a share price of $18.80 for Commercial Capital common stock, the average closing price from two business days before through two business days after January 27, 2004, the estimated total consideration to be paid in connection with the Hawthorne Financial acquisition is $472.3 million and is calculated as follows:

Purchase Price
(In Thousands)
Stock consideration (including cash paid for fractional shares)	$441,524
Stock option consideration	13,605
Warrant consideration	17,153

Total consideration	$472,282

COMMERCIAL CAPITAL BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

Note 3: Allocation of Purchase Price

The purchase price of Hawthorne Financial has been allocated as follows (in thousands):

Cash and cash equivalents	$25,115
Securities available-for-sale	371,287
Federal Home Loan Bank stock, at cost	36,621
Loans, net of allowance for loan losses	2,203,406
Premises and equipment, net	6,961
Accrued interest receivable	10,123
Goodwill	343,078
Core deposit intangible	6,366
Other assets	68,356
Deposits	(1,760,476)
Advances from the Federal Home Loan Bank	(738,969)
Trust preferred securities	(56,502)
Other liabilities	(43,084)

Total purchase price	$472,282

In allocating the purchase price, the following adjustments were made to Hawthorne Financial’s historical amounts:

•	Cash and cash equivalents increased by $6.2 million representing the proceeds received from the exercise of unvested options just prior to the merger date;

•	Other assets were increased by $22.4 million representing the tax effects of the estimated merger costs and the purchase accounting adjustments; and

•	Other liabilities were increased by $22.2 million representing the estimated merger costs.

In accordance with Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives are not amortized for acquisitions initiated after June 30, 2001; therefore, no goodwill amortization is presented in the pro forma financial statements. However, the core deposit intangible will be amortized over its estimated useful life of 10 years and recorded as a charge to operations.

Note 4: Merger Costs Incurred by Commercial Capital and Hawthorne Financial

The table below reflects Commercial Capital’s current estimate, for purposes of the pro forma presentation, of the aggregate estimated merger costs of $22.2 million ($19.0 million, net of taxes, computed using the combined federal and state tax rate of 42.05% for tax-deductible expenses only) incurred or to be incurred in connection with the merger. These costs do not include estimated merger costs of $2.0 million incurred by Hawthorne Financial during the first quarter of 2004 and restructuring charges of

COMMERCIAL CAPITAL BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

$420,000 incurred by Commercial Capital during the second quarter of 2004 in connection with the termination of certain of its contracts in connection with the integration of the two companies and to record retention bonuses for certain Hawthorne Financial employees during the transition. The costs recorded in the pro forma presentation are primarily comprised of incurred or anticipated cash charges, including the following (in thousands):

Professional services and other expenses	$12,462
Merger-related compensation and services	8,673
Facilities termination expenses	1,042

Total acquisition costs	22,177
Tax benefit of acquisition costs	(3,160)

Estimated transaction costs, net of tax	$19,017

Commercial Capital’s cost estimates are forward-looking. While the costs represent Commercial Capital’s current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of these costs will be based on the final integration in connection with consummation of the mergers. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

Note 5: Pro Forma Adjustments

Summarized below are the pro forma adjustments necessary to reflect the merger based on the purchase method of accounting:

(A)	Cash proceeds from assumed exercise of 306,920 unvested options prior to the close of the mergers pursuant to Hawthorne Financial’s stock option plan.

(B)	Fair value adjustment to loans. This adjustment is accreted over the estimated remaining life of the loans of 20 months.

(C)	Fair value adjustment to building improvements and land. The adjustment to building improvements is amortized over the estimated remaining life of the building improvements of 20 years.

(D)	Goodwill resulting from the purchase method of accounting. See note 3.

(E)	Core deposit intangible resulting from the purchase method of accounting. See note 3. For purposes of the pro formas, the core deposit intangible is amortized over 10 years.

(F)	Net deferred tax asset related to the deductible merger costs, core deposit intangible and mark-to-market of deposits and borrowings.

(G)	Fair value adjustment to certificates of deposit. This adjustment is amortized over the remaining maturity of the certificates of deposit which have a weighted average maturity of six months.

(H)	Fair value adjustment to advances from the FHLB. In connection with a balance sheet restructuring in connection with the Hawthorne Financial acquisition, Commercial Capital prepaid $331.0 million of Hawthorne Financial’s FHLB advances. There was approximately $15.8 million of fair value premium associated with these advances. As a result, the remaining net discount of approximately $273,000 is being accreted through interest expense over the life of the remaining fixed-term advances which approximates 27 months.

(I)	Fair value adjustment to trust preferred securities. This adjustment is amortized over the remaining term until the call period that ranges between three to seven years.

(J)	Adjustment of liabilities for merger costs. See note 4.

(K)	Elimination of Hawthorne Financial capital accounts.

(L)	Issuance of common stock to Hawthorne Financial stockholders.

(M)	Tax expense associated with purchase accounting adjustments computed using a combined federal and state tax rate of 42.05%.

COMMERCIAL CAPITAL BANCORP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

(N)	Basic weighted average number of common stock outstanding utilized for the calculation of basic earnings per share for the three months ended March 31, 2004 was calculated by using Commercial Capital’s historical weighted average common stock outstanding plus 23,484,930 shares that were issued to Hawthorne Financial stockholders on June 4, 2004. Diluted weighted average number of common and common stock equivalents utilized for the calculation of diluted earnings per share for the three months ended March 31, 2004 was calculated by using Commercial Capital’s historical weighted average common and common stock equivalents plus 24,960,857 shares which includes the dilutive effect of Hawthorne Financial’s vested options and warrants based on a pro forma equivalent price of $36.35 per share of Hawthorne Financial.